                                                                      EXHIBIT 99

                                 FORM OF PROXY

                         HAZLEHURST & ASSOCIATES, INC.
                                ATLANTA, GEORGIA
                        SPECIAL MEETING OF STOCKHOLDERS


     The undersigned stockholder of Hazlehurst & Associates, Inc. ("Hazlehurst"), Atlanta, Georgia, hereby constitutes and appoints James G. Pope and R. David Parsons, or either one of them, each with full power of substitution, to vote as designated below all of the shares of Hazlehurst Class A Common Stock held of record by the undersigned on March 15, 1994, at the Special Meeting of Stockholders to be held at 400 Perimeter Center Terrace, Suite 850, Atlanta, Georgia 30346 on ____________, April ___, 1994, at 10:00
a.m. local time, and at any adjournments or postponements thereof.

1.   PROPOSAL TO:    Approve the Agreement and Plan of Reorganization, dated as of December 12, 1993, by and among Northern Trust Corporation ("NTC"), Hazlehurst Merger Corporation ("Acquisition"), Hazlehurst, and certain stockholders of Hazlehurst (the "Principal Stockholders"), and the related Agreement and Plan of Merger, pursuant to which, among other matters, (a) Acquisition will be merged with and into Hazlehurst, and Hazlehurst will become a wholly owned subsidiary of NTC, and (b) the shares of Hazlehurst Common Stock will be converted into the right to receive such number of shares of NTC Common Stock as are described in the Proxy Statement-Prospectus dated March ___, 1994.

              FOR ______      AGAINST ______      ABSTAIN ______

2.   OTHER PROPOSALS:    In their sole discretion, the Proxies are authorized to
     vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

     Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such.


                                 -----------------------------------------
                                 Signature of Stockholder



                                 -----------------------------------------
                                 Signature of Stockholder (if held jointly)


                                 Dated: ____________________________, 1994
                                        (month)           (day)


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            OF HAZLEHURST & ASSOCIATES, INC. AND MAY BE REVOKED BY
                    THE STOCKHOLDER PRIOR TO ITS EXERCISE.